                                                                    Exhibit 4.25


                              CERTIFICATE OF TRUST
                                       OF
                            NEXTEL CAPITAL TRUST III



                This Certificate of Trust of Nextel Capital Trust III ("Trust") is being duly executed and filed by the undersigned trustee to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").

                1. Name. The name of the statutory trust formed hereby is Nextel Capital Trust III.

                2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711, Attention: Corporate Trust Department.

                IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811 of the Act.

                                         THE BANK OF NEW YORK (DELAWARE),
                                         not in its individual capacity
                                         but solely as Trustee


                                         By: /s/ Michael Santino
                                             ----------------------------
                                             Name: Michael Santino
                                             Title: Senior Vice President